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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                       STATE OF     PERCENTAGE
SUBSIDIARY                                                           INCORPORATION     OWNED
-------------------------------------------------------------------  -------------  -----------
Ouachita Energy Corporation........................................      Delaware         100%

Sunterra Energy Corporation........................................      Oklahoma         100%

Equity Leasing Corporation.........................................      Oklahoma         100%

Sunterra Petroleum Company L.L.C...................................      Oklahoma          73%
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